AMENDMENT NO. 2 TO

CONSULTING AGREEMENT

THIS AMENDMENT NO. 2 TO CONSULTING AGREEMENT (this “Amendment”), effective as of December 10, 2025, by and among Miller Investment Trust, a registered investment company organized as a Delaware statutory trust (the “Trust”), and Northern Lights Compliance Services, LLC, a Nebraska limited liability company (“NLCS”).

WHEREAS, the Trust and NLCS are parties to that certain Consulting Agreement effective January 1, 2021, as amended, by and among the Trust and NLCS (the “Consulting Agreement”).

WHEREAS, the parties desire to amend the Consulting Agreement as described herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendments.

(a)	Schedule I hereby is deleted in its entirety and replaced with Schedule I attached hereto, as the same may be amended from time to time.

(b)	Appendix A hereby is deleted in its entirety and replaced with Appendix A attached hereto, as the same may be amended from time to time.

2.	Miscellaneous.

(a)	Except as amended hereby, the Consulting Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Signature Page Follows

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer as of the date and year first above written.

MILLER INVESTMENT TRUST		NORTHERN LIGHTS COMPLIANCE
SERVICES, LLC

By:		By:
	Michael Miller	Martin R. Dean
	President	President

The undersigned investment adviser hereby acknowledges and agrees to the terms of the Consulting Agreement.

Name of Adviser:	Wellesley Asset Management, Inc.
Address of Adviser:	100 Market Street, Suite 203
Portsmouth, NH 03801

By:
Name:	Michael Miller
Title:	Chief Executive Officer

SCHEDULE I

as of December 10, 2025

Miller Convertible Bond Fund

Miller Intermediate Bond Fund

Miller Market Neutral Income Fund

Miller Convertible Total Return ETF

APPENDIX A –PAYMENT

This Appendix A is part of the Consulting Agreement (the “Agreement”), effective January 1, 2021, as amended, between NORTHERN LIGHTS COMPLIANCE SERVICES, LLC (“NLCS”), and MILLER INVESTMENT TRUST. Capitalized terms used herein that are not otherwise defined shall have the same meanings ascribed to them in the Agreement.

1.	Standard Service Fees:

[omitted]

2.	Additional Fees:

●	[omitted]

Thehe following Funds shall be subject to the Complex Fund fee:

Complex Funds:
Miller Market Neutral Income Fund
Miller Convertible Total Return ETF

3.	Anti-Money Laundering Fees:

[omitted]

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have executed this Appendix A to the Agreement effective December 10, 2025.

MILLER INVESTMENT TRUST		NORTHERN LIGHTS COMPLIANCE
SERVICES, LLC

By:	/s/ Michael Miller	By:	/s/ Martin Dean
	Michael Miller		Martin R. Dean
	President		President

The undersigned investment adviser hereby acknowledges and agrees to the terms of the Agreement.

Name of Adviser:	Wellesley Asset Management, Inc.
Address of Adviser:	100 Market Street, Suite 203
Portsmouth, NH 03801

By:	/s/ Michael Miller
Name:	Michael Miller
Title:	Chief Executive Officer